Exhibit 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”) dated as of December 16, 2014 by and between David Phipps (the “Consultant”) and Orbital Satcom Corp. (the “Company”).

WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.           Consulting.                      The Company hereby retains Consultant, and Consultant hereby agrees to make itself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant. The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the "Services") during the Term (as defined below).

3.           Power of Attorney.      The Company shall execute a power of attorney substantially in the form attached as Exhibit B.

4.           Term.  Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue through February 28, 2015 (the “Term”) and shall be automatically renewed for successive one (1) month periods thereafter unless either party provides the other party with written notice of its intention not to renew this Agreement at least 10 days prior to the expiration of the initial term or any renewal term of this Agreement.

5.           Compensation. Consultant acknowledges and agrees that he shall not receive any compensation for the services rendered pursuant to this Agreement.

6.           Expenses.  Consultant shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Consultant during the term of this Agreement, including any renewal or extension terms (in accordance with the policies and procedures established by the Company) in the performance of its duties and responsibilities under this Agreement; provided, that Consultant shall properly account for such expenses in accordance with Company policies and procedures.  In addition, Consultant shall be entitled to reimbursement of legal fees incurred by Consultant in connection with negotiation or enforcement of this Agreement and related to any matter arising under this Agreement or the performance of Consultant’s services.

7.           Reserved.

8.           Independent Contractor.  It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor.  Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

9.           Conflict of Interest.  Each party hereto waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

10.         Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

11.         Binding Effect; Benefits.  The Consultant may not assign its rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

12.           Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto.

13.           Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

14.           Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15.           Governing Law; Consent to Jurisdiction.  This Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  Each of the parties hereto each hereby submits for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.  The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the clause set forth in Paragraph 4 below. The place of mediation/arbitration shall be New York, New York.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

1.	Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.
2.
The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.

3.
All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

4.
Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.

5.
At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by JAMS Rules or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph 2 above.

6.
All applicable statutes of limitation and defenses based upon the passage of time shall be tolled until 15 days after the Earliest Initiation Date. The parties will take such action, if any, required to effectuate such tolling.

16.           Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

CONSULTANT:

David Phipps

/s/ David Phipps

COMPANY:

Orbital Satcom Corp.

By: /s/ David Rector
Name: David Rector
Title:  Chie Executive Officer

Exhibit A

Services

Provide advice and support for the Company, including but not limited to, assisting in the transition of the Globalstar Contracts (as such term is defined in the Asset Purchase Agreement dated December 10, 2014 by and among Orbital Satcom Corp., Great West Resources, Inc., GTC Telesat Corp and World Surveillance Group, Inc.).  Consultant shall have the power to negotiate, execute and deliver documents and perform any and every act on the Company’s behalf necessary to open reseller accounts and Amazon accounts.

Exhibit B

Power of Attorney

KNOW ALL BY THESE PRESENTS that Orbital Satcom Corp. (“Client”) formed under the laws of the State of  Nevada, United States of America, hereby grants this Power of Attorney to David Phipps ("Attorney-in-Fact").

The Attorney-in-Fact shall have full powers and authority to assist in the transition of the Globalstar Contracts from Global Telesat Corp. to the Client, including the negotiation, execution and delivery of documents and performance of any and every act on the Client’s behalf necessary to open reseller accounts and Amazon accounts and to commit the Client in a binding manner. Any powers not specifically mentioned herein shall not be given. The Attorney-in-Fact hereby accepts this appointment and agrees to perform said fiduciary duties without pay in a competent fashion, with the best interests of the Client always in mind.

This power of attorney shall remain in full force and effect until February 28, 2015 unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

This formal power of attorney supersedes and replaces all prior agreements and understandings, whether oral or in writing, and may only be modified in a separate writing signed by both parties.

The Client hereby ratifies and confirms as its own act and deed all that such attorneys do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, the Client, represented and signed by authorized officer below who is one of the listed and official directors of the Client, who also has the authority and binding powers to sign on behalf of the Client, has caused this Power of Attorney to be executed in the Client’s name or agent thereof on this 16th day December of 2014.

By: /s/ David Rector
Name: David Rector
Title: Chief Executive Officer
Client: Orbital Satcom Corp.